UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2010 (May 25, 2010)

TENNESSEE COMMERCE BANCORP, INC.

(Exact name of registrant as specified in its charter)

Tennessee	00051281	62-1815881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

381 Mallory Station Road Suite 207 Franklin, Tennessee		37067
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code    (615) 599-2274

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in further detail under Item 8.01 below, on May 25, 2010 the United States Court of Appeals for the Sixth Circuit (the “Court”) granted the motion filed by Tennessee Commerce Bancorp, Inc. (the “Corporation”) to stay the temporary restraining order and preliminary injunction (the “Preliminary Injunction”) issued by the United States District Court for the Middle District of Tennessee ordering the Corporation to reinstate George Fort as the Chief Financial Officer (“CFO”) of the Corporation and of Tennessee Commerce Bank (the “Bank”).

As previously disclosed on the Corporation’s Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 24, 2010, Mr. Fort was appointed as CFO of the Corporation and the Bank effective May 24, 2010.  As a result of the Court’s grant of the Corporation’s motion to stay the Preliminary Injunction, the Corporation’s and the Bank’s Boards of Directors (the “Boards”) revoked Mr. Fort’s reinstatement as CFO of the Corporation and the Bank effective May 25, 2010 while the Court considers whether the preliminary order of reinstatement from the United States Secretary of Labor (the “Secretary”) is enforceable by a federal court.

As previously disclosed on the Corporation’s Form 8-K filed with the SEC on May 24, 2010, Frank Perez was appointed as the Principal Financial Officer and Principal Accounting Officer of the Corporation and the Bank effective upon Mr. Fort’s reinstatement as CFO of the Corporation and the Bank.  As a result of the Court’s grant of the Corporation’s motion to stay the Preliminary Injunction, Mr. Perez, age 42, resumed the title of CFO of the Corporation and the Bank effective upon revocation of Mr. Fort’s reinstatement as CFO.  Mr. Perez continues to be the principal financial officer and principal accounting officer of the Corporation and the Bank, including for purposes of the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002.  Mr. Perez had previously served as the CFO of the Corporation and the Bank since August 2008.  Prior to that, Mr. Perez served as CFO of Cumberland Bank & Trust, an internal audit manager of Crowell & Crowell, PLLC and a senior accountant of AIG American General.

Item 8.01.  Other Events.

As previously disclosed on the Corporation’s Form 8-K filed with the SEC on May 24, 2010, the Corporation reinstated George Fort as the CFO of the Corporation and the Bank pursuant to the terms of the Preliminary Injunction issued by the United States District Court for the Middle District of Tennessee on May 19, 2010 enforcing a preliminary order of reinstatement from the Secretary.  On May 21, 2010, the Corporation filed a motion (the “Motion”) with the Court to stay the Preliminary Injunction.  On May 25, 2010, the Court granted the Motion.  Accordingly, the Preliminary Injunction is no longer in effect.

The Corporation denies any liability to Mr. Fort, any violation of any law and any breach of any contract and intends to defend vigorously all allegations brought by Mr. Fort.

A copy of the press release regarding these matters is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1         Press release issued by the Corporation on May 25, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TENNESSEE COMMERCE BANCORP, INC.

By:	/s/ Frank Perez
Frank Perez
Chief Financial Officer

Date: May 25, 2010

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by the Corporation on May 25, 2010.